                      ------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                          PXRE CORPORATION, as Issuer,

                                       and

                      FIRST UNION NATIONAL BANK, as Trustee

                          Dated as of January 29, 1997

                      ------------------------------------

                                TABLE OF CONTENTS


                                   ARTICLE I
DEFINITIONS..............................................................2

                                   ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES...........................4

                                   ARTICLE III
REDEMPTION OF THE DEBENTURES.............................................9

                                   ARTICLE IV
EXTENSION OF INTEREST PAYMENT PERIOD....................................13

                                    ARTICLE V
EXPENSES AND GUARANTEE..................................................14

                                   ARTICLE VI
FORM OF DEBENTURE.......................................................15

                                   ARTICLE VII
MISCELLANEOUS...........................................................25

               FIRST SUPPLEMENTAL INDENTURE, dated as of January 29, 1997 (the "First Supplemental Indenture"), between PXRE Corporation, a Delaware corporation (the "Company") and First Union National Bank, as trustee (the "Trustee"), under the Indenture dated as of January 29, 1997 between the Company and the Trustee (as supplemented hereby and as may be supplemented from time to time, the "Indenture").

               WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

               WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its Debt Securities to be known as 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 (the "Initial Debentures"), and to provide for, if and when issued in exchange for the Initial Debentures pursuant to the Indenture and the Registration Agreement (as defined herein), a series of its Debt Securities to be known as 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 (the "Exchange Debentures" and together with the Initial Debentures, the "Debentures"), the form and substance of each such series of Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

               WHEREAS, PXRE Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered for sale pursuant to an exemption from the registration requirements of the Securities Act of 1933, $100,000,000 aggregate liquidation amount of 8.85% Capital Trust Pass-through Securities (the "Initial Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of its common securities, in $103,093,000 aggregate principal amount of the Debentures;

               WHEREAS, pursuant to the Registration Agreement, the Trust may offer and issue 8.85% Capital Trust Pass-through Securities (the "Exchange Capital Securities" and together with the Initial Capital Securities, the "Capital Securities") in exchange for the Initial Capital Securities; and

               WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed; and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

               NOW THEREFORE, in consideration of the purchase and acceptance of the Initial Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of each series of Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I

                                  DEFINITIONS

               SECTION 1.1

               Unless the context otherwise requires:

               (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

               (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

               (c) the singular includes the plural and vice versa;

               (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

               (e) headings are for convenience of reference only and do not affect interpretation;

               (f) the following terms have the meanings given to them in the
Declaration: (i) Business Day; (ii) Capital Security Certificate; (iii) Clearing Agency; (iv) Delaware Trustee; (v) Depositary; (vi) Distribution; (vii) Institutional Trustee; (viii) Purchase Agreement; (ix) Redemption Tax Opinion;
(x) Redemption Investment Company Opinion; (xi) Administrators; (xii) Securities; (xiii) Tax Event; and (xiv) Investment Company Event;

               (g) the following terms have the meanings given to them in this
Section 1.1(g):

               "Additional Interest" shall have the meaning set forth in Section 2.5(c).

               "Adjusted Treasury Rate" shall have the meaning set forth in
Section 3.1(b).

               "Call Price" shall have the meaning set forth in Section 3.2.

               "Comparable Treasury Issue" shall have the meaning set forth in
Section 3.1(b).

               "Comparable Treasury Price" shall have the meaning set forth in
Section 3.1(b).

               "Compounded Interest" shall have the meaning set forth in Section 4.1.

               "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of January 29, 1997.

               "Deferred Interest" shall have the meaning set forth in Section 4.1.

               "Dissolution Event" means that the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

               "Extension Period" shall have the meaning set forth in Section
4.1.

               "Global Debenture" shall have the meaning set forth in Section 2.4(a)(i).

                "interest" shall include all interest payable on a series of Debentures including any Additional Interest, Compounded Interest and Special Payments, if applicable.

               "Make-Whole Amount" shall have the meaning set forth in Section 3.1(b).

               "Maturity Date" means February 1, 2027.

               "Non-Book-Entry Capital Securities" shall have the meaning set forth in Section 2.4(a)(ii).

               "Quotation Agent" shall have the meaning set forth in Section 3.1(b).

               "Record Date" shall have the meaning set forth in the Debentures.

               "Registration Agreement" means the Registration Rights Agreement, dated January 29, 1997, relating to the Debentures and the other securities described therein among the Company, the Trust and the initial purchasers named therein.

               "Reference Treasury Dealer" shall have the meaning set forth in
Section 3.1(b).

               "Reference Treasury Dealer Quotations" shall have the meaning set forth in Section 3.1(b).

               "Registered Exchange Offer" has the meaning set forth in the Registration Agreement.

               "Shelf Registration Event" has the meaning set forth in Section 2.5(e)(ii).

               "Special Payment" has the meaning set forth in Section
2.5(e)(iii).

               "Tax Contingency" means that the Company shall determine in good faith that there is a reasonable likelihood that, or a material uncertainty as to whether, consummation of the Registered Exchange Offer would result in an adverse tax consequence to the Company.

               "Treasury Rate" shall have the meaning set forth in Section
3.1(b).

                                   ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

               SECTION 2.1

               The Initial Debentures and the Exchange Debentures are hereby authorized as two series of Debt Securities. The aggregate principal amount of Debentures outstanding at any time shall not exceed $103,093,000 (except as set forth in Section 2.03 of the Indenture). Upon receipt of a written order of the Company for the authentication and delivery of a series of Debentures and satisfaction of the requirements of Section 2.04 of the Indenture, the Trustee shall authenticate (a) Initial Debentures for original issuance in an aggregate principal amount not to exceed $103,093,000 (except as set forth in Section 2.03(2) of the Indenture) or (b) Exchange Debentures for issuance pursuant to a Registered Exchange Offer for Initial Debentures in a principal amount equal to the principal amount of Initial Debentures exchanged in such Registered Exchange Offer.

               The Initial Debentures shall be issued pursuant to an exemption from registration under the Securities Act and the Restricted Securities Legend shall appear thereon, unless otherwise determined by the Company in accordance with applicable law. The Initial Debentures may not be transferred except in compliance with the Restricted Securities Legend set forth in Section 2.07 of the Indenture, unless otherwise determined by the Company in accordance with applicable law. The Initial Debentures shall be issued in minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof, and the Exchange Debentures shall be issuable in minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof.

               SECTION 2.2

               At the Maturity Date, the Debentures shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest, Additional Interest and Special Payments, if any.

               SECTION 2.3

               Except as provided in Section 2.4, Debentures of a series shall be issued in fully registered certificated form without interest coupons. Principal and interest on Debentures of a series issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures of such series bearing identical terms and provisions at the office or agency of the Company in the Borough of

Manhattan, The City of New York, or Newark, New Jersey, which office or agency shall initially be the corporate trust office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder of any Debenture at such address as shall appear in the Debt Security Register for such series of Debentures or by wire transfer to an account appropriately designated by such holder. Notwithstanding the foregoing, so long as the holder of any Debentures of a series is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest (including Compounded Interest, Additional Interest and Special Payments, if any) on the Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee in writing by notice to the Company.

               SECTION 2.4

               (a)    In connection with a Dissolution Event,

                      (i) except as provided in clause (ii) of this sentence, Debentures of a series in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a Global Security for such series in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures of such series (a "Global Debenture"), to be registered in the name of The Depository Trust Company, New York, New York, or its nominee (hereby designated to be the Depositary for Debentures of such series), and delivered by the Trustee to the Depositary or its custodian for crediting to the accounts of the Depositary's participants pursuant to the instructions of the Administrators of the Trust, which instructions shall be provided in accordance with the terms of the Declaration; the Company upon any such presentation shall execute a Global Debenture for such series in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture; payments on the Debentures of a series issued as a Global Debenture will be made to the Depositary;

                      (ii) if any Capital Securities of a series are not held by the Clearing Agency or its nominee ("Non-Book-Entry Capital Securities"), the Debentures in certificated form of the series held by the Institutional Trustee corresponding to such Capital Securities of such series may be presented to the Trustee by the Institutional Trustee and any Capital Security Certificate which represents such Non-Book-Entry Capital Securities will be deemed to represent beneficial interests in Debentures so presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of such Non-Book-Entry Capital Securities until such Capital Security Certificates are presented to the Debt Security registrar for transfer or reissuance at which time such Capital Security Certificates will be canceled and a Debenture of the series previously held by the Trust registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture; upon issue of such Debentures of such series, Debentures of such series with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been canceled; and

                      (iii) prior to the distribution of Debentures of a series held by the Institutional Trustee to the holders of Securities of the Trust, the Company and the Trustee shall enter into a supplemental indenture pursuant to Article IX of the Indenture to provide for transfer procedures and restrictions with respect to such Debentures of such series substantially similar to those contained in the Declaration with respect to Capital Securities of the corresponding series to the extent applicable in the circumstances existing at the time of distribution of Debentures of such series in connection with a Dissolution Event for purposes of assuring that no registration of Debentures of such series is required under the Securities Act.

               (b) A Global Debenture may be transferred, in whole but not in part, only by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

               (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery, Debentures of each series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture of such series in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures of a series shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 2.07 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture of such series in exchange for such Global Debenture. A Global Debenture shall also be exchangeable for Debentures in definitive form upon the occurrence of an Event of Default. Upon the exchange of a Global Debenture for Debentures in definitive registered form without coupons, in authorized denominations, such Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for such Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered.

               SECTION 2.5

               (a) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full semiannual period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a period (assuming each full month elapsed in such period consists of 30 days). In the event that any date on which interest is payable on the Debentures of a series is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

               (b) The indebtedness evidenced by all Debentures of a series is subordinate and junior in right of payment to the prior payment in full of all present and future Senior Indebtedness and pari passu in right of payment with all Debentures of each other series.

               (c) If, at any time while the holder of any Debentures of a series is the Institutional Trustee, the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company shall pay as additional interest ("Additional Interest") on the Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

               (d) If an Initial Debenture is exchanged in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on such Initial Debenture, up to but not including the date of issuance of the Exchange Debenture or Exchange Debentures issued in exchange for such Initial Debenture, shall be paid on the first Interest Payment Date for such Exchange Debenture or Exchange Debentures to the Securityholder or Securityholders of such Exchange Debenture or Exchange Debentures on the first Record Date with respect to such Exchange Debenture or Exchange Debentures. If an Initial Debenture is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to such Initial Debenture and any accrued and unpaid interest on the Exchange Debenture or Exchange Debentures issued in exchange for such Initial Debenture, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Securityholder of such Initial Debenture on such Record Date.

               (e)    The following terms relate to Special Payments:

                      (i) Except as described in paragraph (ii), in the event that either (A) the Exchange Offer Registration Statement (as such term is defined in the Registration Agreement) is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 120th day following the Closing Date (as such term is defined in the Registration Agreement), (B) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 180th day following the Closing Date or (C) the Registered Exchange Offer is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Agreement) is not declared effective by the Commission on or prior to the 210th day following the Closing Date, interest shall accrue on the Initial Debentures (in addition to the stated interest on Initial Debentures) from and including the next day following each of (1) such 120-day period in the case of clause (A) above, (2) such 180-day period in the case of clause (B) above and (3) such 210-day period in the case of clause (C) above. In each case, such additional interest shall accrue at a rate per annum equal to 0.25% of the principal amount of the Initial Debentures (determined daily). The aggregate amount of additional interest payable pursuant to the above provisions will in no event exceed 0.50% per annum of the principal amount of the Initial Debentures (determined daily). Upon (X) the filing of the Exchange Offer Registration Statement or the occurrence of a Shelf Registration Event if applicable, after the 120-day period described in clause (A) above, (Y) the effectiveness of the Exchange Offer Registration Statement (or the filing of a Shelf Registration Statement in the Event of a Shelf Registration Event, if applicable) after the 180-day period described in clause (B) above or (Z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 210-day period described in clause (C) above (or the effectiveness of a Shelf Registration Statement after the 240-day period specified below, in the event of a Shelf Registration Event, if applicable), the additional interest payable on the Initial Debentures, with respect to such clause
        (A), (B) or (C), as the case may be, from the date of such filing, effectiveness or consummation, as the case may be, shall cease to accrue, and all accrued and unpaid Special Payments as of the occurrence of (x), (y) and (z) shall be paid to the Holders of Initial Debentures on the next Interest Payment Date.

                       (ii) In the event that on or before the 120th day following the Closing Date, applicable law or applicable interpretations of the staff of the Commission do not permit the Company and the Trust to effect the Registered Exchange Offer, or if a Tax Contingency exists (each, a "Shelf Registration Event"), then clauses (A) and (1) of paragraph (i) shall not apply. To the extent that such a Shelf Registration Event exists and the Company has filed a Shelf Registration Statement covering resales of the Initial Debentures by the 180th day following the Closing Date, then clauses (B) and (2) of paragraph (i) shall not apply, and to the extent a Shelf Registration Event exists on the 210th day following the Closing Date, the period specified in clauses (C) and (3) of paragraph (i) will be 240 days.

                      (iii) In the event that a Shelf Registration Statement is declared effective pursuant to the terms of the Registration Agreement, if the Company or the Trust fails to keep such Shelf Registration Statement continuously effective for the period required by the Registration Agreement, then from the next day following such time as the Shelf Registration Statement is no longer effective until the earlier of (A) the date that the Shelf Registration Statement is again deemed effective, (B) the date that is the third anniversary of the effective date (or, in the case of a Shelf Registration Statement filed at the request of an Initial Purchaser (as such term is defined in the Registration Agreement), the first anniversary of the effective date) or
        (C) the date as of which all of the Initial Debentures are sold pursuant to the Shelf Registration Statement or may be sold without registration pursuant to Rule 144 under the Securities Act, interest shall accrue on the Initial Debentures (in addition to the stated interest on the Initial Debentures) at a rate per annum equal to 0.25% of the principal amount of the Initial Debentures (determined daily).

                      (iv) Any additional interest that accrues with respect to the Initial Debentures as provided in this paragraph is referred to as a "Special Payment." For all purposes of the Indenture, this Supplemental Indenture and the Initial Debentures, a Special Payment shall be treated as interest and shall be payable in arrears on the same Interest Payment Dates and to the Securityholders of record on the same record dates as would be the case for stated interest.

               SECTION 2.6

               If at any time the holder of all Debentures of a series ceases to be the Institutional Trustee and, at such time, the Capital Securities issued by the Trust are rated by at least one nationally recognized statistical rating agency, then the Company shall use its best efforts to obtain from at least one nationally recognized statistical rating agency a rating for the Debentures of such series.

                                  ARTICLE III

                          REDEMPTION OF THE DEBENTURES

               SECTION 3.1


               (a) If, at any time, a Tax Event should occur and be continuing, the Company shall have the right to advance the stated maturity of the Debentures to the minimum extent required, but no earlier than August 1, 2016, such that in the opinion of a nationally recognized independent tax counsel to the Company experienced in such matters, after advancing the maturity date, interest payable by the Company on the Debentures will be deductible for United States federal income tax purposes (the action referred to above being referred to herein as a "Tax Event Maturity Advancement"). If, at any time a Tax Event should occur and be continuing, and the Company receives an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel to the Company experienced in such matters, that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Debentures for United States federal income tax purposes, even if a Tax Event Maturity Advancement were effected, the Company shall have the right at any time, within 90 days following the occurrence of such Tax Event, upon not less than 30 days' nor more than 60 days' notice, to redeem the Debentures held by the Institutional Trustee, in whole or in part, for cash so long as such Tax Event is continuing, at par plus any accrued and unpaid interest thereon to the date of redemption (the "Tax Event Redemption Price"), provided that (i) if at the time there is available to the Company or the Trust the opportunity to eliminate, within the 90 Day Period and before any such notice is given, the adverse effects of such Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the holders of the Securities and (ii) such notice has not been given, the Company or the Trust shall pursue such ministerial action in lieu of redemption. If Debentures are only partly redeemed pursuant to this Section 3.1(a), Debentures shall be redeemed pro rata or by lot or by any other method utilized by the Trustee. The Tax Event Redemption Price shall be paid prior to 3:00 p.m., New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Tax Event Redemption Price by 10:00 a.m., New York City time, on the date the Tax Event Redemption Price is to be paid.

               (b) Upon the occurrence of an Investment Company Event, the Company shall have the right within 90 days following the occurrence of such Investment Company Event, upon not less than 30 days' nor more than 60 days' notice to redeem the Debentures, in whole or in part, for cash at (i) the Make-Whole Amount, in the case of a redemption upon the occurrence of an Investment Company Event prior to February 1, 2007 or (ii) the Call Price, in the case of a redemption upon the occurrence of an Investment Company Event on or after February 1, 2007, in each case together with accrued and unpaid interest thereon to the date of redemption (the "Investment Company Event Redemption Price"). If Debentures are only partly redeemed pursuant to this
Section 3.1(b), Debentures shall be redeemed pro rata or by lot or by any other method utilized by the Trustee. The Investment Company Event Redemption Price shall be paid prior to 3:00 p.m., New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Investment Company Event Redemption Price by 10:00 a.m., New York City time, on the date the Investment Company Event Redemption price is to be paid.

    The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed or (ii) as determined by the Quotation Agent (as defined herein), (a) the sum of the present values of the principal amount and premium payable as part of the Call Price of such Debentures on February 1, 2007, together with the present values of scheduled payments of interest on such Debentures from the redemption date to February 1, 2007 (the "Remaining Life"), in each case discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of 30 day months) at the Adjusted Treasury Rate less (b) accrued and unpaid interest on such Debentures to the date of redemption.

    "Adjusted Treasury Rate" means, with respect to any redemption date, the Treasury Rate plus 150 basis points if such redemption date occurs before February 1, 1998 or (ii) 100 basis points if such redemption date occurs on or after February 1, 1998.

    "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

    "Comparable Treasury Issue" means with respect to any redemption date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after February 1, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

    "Quotation Agent" means Salomon Brothers Inc and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

    "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debt Trustee after consultation with the Company.

    "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debt Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debt Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debt Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

               SECTION 3.2

               Subject to the provisions of Article XIV of the Indenture, and in addition to the rights set forth in Section 3.1 of this First Supplemental Indenture, except as otherwise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after February 1, 2007, at the call prices (expressed as a percentage of principal amount per Debenture being redeemed) specified below:

               If redeemed during the 12-month period:

                     Beginning February 1,          Call Price
                     ---------------------          ----------

                              2007                   104.180%
                              2008                   103.762
                              2009                   103.344
                              2010                   102.926
                              2011                   102.508
                              2012                   102.090
                              2013                   101.672
                              2014                   101.254
                              2015                   100.836
                              2016                   100.418


and thereafter at 100% of the principal amount (each, a "Call Price"), plus in each case accrued and unpaid interest thereon to the date of redemption.

               Any redemption pursuant to the preceding paragraph will be made upon not less than 30 days' nor more than 60 days' notice to the holder of the relevant Debentures, at the Call Price plus any accrued and unpaid interest to the date of such redemption. If Debentures are only partially redeemed pursuant to this Section 3.2, Debentures shall be redeemed pro rata or by lot or by any other method utilized by the Trustee. The Call Price (plus accrued and unpaid interest, if any) shall be paid prior to 3:00 p.m., New York City time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Call Price (plus accrued and unpaid interest, if any) by 10:00 a.m., New York City time, on the date such Call Price is to be paid.


               The Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

               SECTION 4.1

               The Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of the Debentures of a series for a period not exceeding 10 consecutive semiannual periods (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided that (i) no Extension Period may extend beyond the Maturity Date and (ii) no Extension Period may commence or be extended so long as the Company is in default in the payment of any interest upon any Debentures of such series or has not paid all Deferred Interest from a prior completed Extension Period. To the extent permitted by applicable law, interest on the Debentures of a series, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at a rate equal to the original interest rate borne by the principal of the Debentures (without regard to any increase or increases from time to time in respect of Additional Interest or Special Payments, if any), compounded semiannually for each semiannual period of the Extension Period ("Compounded Interest"). At the termination of an Extension Period for the Debentures of a series or, if not an Interest Payment Date, on the Interest Payment Date immediately following termination of such Extension Period for the Debentures of such series, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest"), which Deferred Interest shall be payable to the holders of the Debentures of such series in whose names the Debentures are registered in the Debt Security Register on the record date for the payment of interest on such Interest Payment Date. Before the termination of Company may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 10 consecutive semiannual periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

               SECTION 4.2


               (a) If the Institutional Trustee is the only registered holder of the Debentures of a series at the time the Company initiates an Extension Period, the Company shall give written notice to the Administrators, the Institutional Trustee and the Trustee of its initiation of such Extension Period one Business Day before the earlier of (i) the date on which distributions on the Capital Securities of the corresponding series are payable, or (ii) the date the Administrators are required to give notice to holders of the Capital Securities of the corresponding series (or any national securities exchange or other organization on which such Capital Securities are listed, if any) of the record date or the distribution payment date, in each case with respect to distributions on the Securities the payment of which is being deferred.

               (b) If the Institutional Trustee is not the only registered holder of the Debentures of a series at the time the Company initiates an Extension Period, the Company shall give the holders of the Debentures of such series and the Trustee written notice of its initiation of such Extension Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice to holders of the Debentures of such series (or any national securities exchange or other organization on which the Capital Securities of the corresponding series are listed, if any) of the record or payment date of such interest, in each case with respect to interest payments the payment of which is being deferred.

                                    ARTICLE V

                             EXPENSES AND GUARANTEE

               SECTION 5.1

               In connection with the offering, sale and issuance of the Debentures of a series and in connection with the sale of any Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures of such series, shall:


               (a) pay all costs and expenses relating to the offering, sale and issuance of Debentures of such series, including commissions to the underwriters payable pursuant to the Purchase Agreement and compensation of the Trustee (and its agents, attorneys or counsel) under the Indenture in accordance with the provisions of Section 6.06 of the Indenture;

               (b) pay all debts and other obligations (other than with respect to the Securities) and costs and expenses of the Trust (including, without limitation, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee (and its agents, attorneys or counsel), the Delaware Trustee and each Administrator, the costs and expenses relating to the operation of the Trust, including, without limitation, reasonable costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets of the Trust);

               (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration or the Purchase Agreement or the Registration Agreement; and

               (d) pay any and all taxes, duties, assessments or governmental charges of whatever nature and all liabilities, costs and expenses with respect thereto (other than United States withholding taxes attributable to the Trust or assets of the Trust) to which the Trust may become subject.

               SECTION 5.2

               Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts owing to the Delaware Trustee or the Institutional Trustee, as the case may be, under Sections 10.4 and 10.6 of the Declaration accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI

                                FORM OF DEBENTURE

               The Debentures and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the following forms and are expressly made a part of this First Supplemental Indenture:


                               (FACE OF DEBENTURE)

               [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT: This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures of this series registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee) may be registered except in limited circumstances.

               Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture of this series issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

               [IF THIS DEBENTURE IS ONE OF A SERIES ORIGINALLY ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AS SPECIFIED PURSUANT TO SECTION 2.03 OF THE INDENTURE, INSERT THE FOLLOWING UNLESS OTHERWISE DETERMINED BY THE COMPANY -- THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY

BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH DEBENTURE PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH PXRE CORPORATION (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS DEBENTURE (OR ANY PREDECESSOR OF THIS DEBENTURE) (THE "RESALE RESTRICTIONS TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE DEBENTURES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE DEBENTURE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR
FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF
THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E)
TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS DEBENTURE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS. DEBENTURES OWNED BY A PURCHASER THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER
AFTER THE RESALE RESTRICTIONS TERMINATION DATE. DEBENTURES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF). ANY SUCH TRANSFER OF DEBENTURES IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH DEBENTURES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS ON SUCH DEBENTURES, AND SUCH

TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH DEBENTURES.]


No. _________________

                                PXRE CORPORATION
                      8.85% JUNIOR SUBORDINATED DEFERRABLE
                           INTEREST DEBENTURE DUE 2027

               PXRE CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to and all capitalized terms which are not defined herein are used herein as defined in the Indenture), for value received, hereby promises to pay to ____________ or registered assigns, the principal sum of ________________ Dollars ($_________ ) on February 1, 2027, and to pay interest on said principal sum from January 29, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semiannually (subject to deferral as set forth herein) in arrears on February 1 and August 1 of each year commencing August 1, 1997, at the rate of 8.85% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semiannually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest installment, [which shall be the close of business on the Business Day next preceding such Interest Payment Date]. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES OF THIS SERIES ARE NO LONGER REPRESENTED SOLELY BY A GLOBAL DEBENTURE, SUBSTITUTE THE FOLLOWING FOR THE FOREGOING BRACKETED TEXT -- which shall be the close of business on the 15th Business Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Record Date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. In the event the

Debentures of this series are issued in non-book entry form, the principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee (or other paying agent appointed by the Company) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debt Security Register or by wire transfer to an account appropriately designated by the holder hereof. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

               The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness and subject to certain limitations on the ability to pursue remedies upon default, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his, its or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.


               If this Debenture is exchanged in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Debenture, up to but not including the date of issuance of the Exchange Debenture or Exchange Debentures issued in exchange for this Debenture, shall be paid on the first Interest Payment Date for such Exchange Debenture or Exchange Debentures to the Securityholder or Securityholders of such Exchange Debenture or Exchange Debentures on the first Record Date with respect to such Exchange Debenture or Exchange Debentures. If this Debenture is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Debenture and any accrued and unpaid interest on the Exchange Debenture or Exchange Debentures issued in exchange for this Debenture, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Securityholder of this Debenture on such Record Date.

               If any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any such case, the Company shall pay as additional interest on the Debentures held by the Institutional Trustee such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the

Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed. [IF THIS DEBENTURE IS AN INITIAL DEBENTURE INSERT -- In addition, the interest rate payable on the Debentures of this series is subject to increase as provided in the Indenture if, pursuant to the Registration Agreement, except as provided in the following paragraph, either (A) the Exchange Offer Registration Statement (as such term is defined in the Registration Agreement) is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 120th day following the Closing Date (as such term is defined in the Registration Agreement), (B) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 180th day following the Closing Date or (C) the Registered Exchange Offer (as such term is defined in the Registration Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Agreement) is not declared effective by the Commission on or prior to the 210th day following the Closing Date.

               If a Shelf Registration Event shall exist on or before the 120th day following the date of original issuance of the Debentures, the Company and the Trust may, at the Company's option and cost, in lieu of the commencement of the Exchange Offer, file and use their best efforts to cause to be declared effective a Shelf Registration Statement covering resales of the Initial Debentures and use their best efforts to keep effective the Shelf Registration Statement until three years after its effective date. To the extent that such a Shelf Registration Event exists on the 120th day following the Closing Date, then clause (A) of the preceding paragraph shall not apply. To the extent that such a Shelf Registration Event exists and the Company has filed a Shelf Registration Statement covering resales of the Initial Debentures by the 180th day following the Closing Date, then clause (B) of the preceding paragraph shall not apply, and to the extent a Shelf Registration Event exists on the 210th day following the Closing Date, the period specified in clause (C) of the preceding paragraph will be 240 days. The interest rate payable on the Debentures of this series is also subject to adjustment in certain circumstances if a Shelf Registration Statement filed pursuant to the Registration Agreement is not kept continuously effective for a specified period, as provided in the Indenture.]

               This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

               The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


                                    PXRE CORPORATION


                                    By:______________________________
                                       Name:
                                       Title:


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated ________________


                                    FIRST UNION NATIONAL BANK, as Trustee


                                    By_____________________________________
                                       Authorized Officer

                             (REVERSE OF DEBENTURE)


               This Debenture is one of a duly authorized series of Debt Securities of the Company, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of January 29, 1997, duly executed and delivered between the Company and First Union National Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of January 29, 1997, between the Company and the Trustee (the Indenture as so supplemented and as may be supplemented from time to time, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of this series of Debt Securities (referred to herein as the "Debentures") of which this Debenture is a part. The summary of the terms of this Debenture contained herein does not purport to be complete and is qualified by reference to the Indenture. By the terms of the Indenture, the Debt Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

               Upon the occurrence and continuation of a Tax Event or an Investment Company Event, in certain circumstances, this Debenture may become due and payable, in whole, or in part, a) in the case of a Tax Event, at a redemption price equal to 100% of the principal amount being redeemed and b) in the case of an Investment Company Event (i) at the Make-Whole Amount in the case of redemption upon the occurrence of an Investment Company Event prior to February 1, 2007 or (ii) the Call Price, in the case of a redemption upon the occurrence of an Investment Company Event on or after February 1, 2007, together with any accrued and unpaid interest thereon, which shall be paid prior to 3:00 p.m., New York City time, on the date of such redemption or at such earlier time as the Company determines. The Company shall also have the right to redeem this Debenture at the option of the Company, in whole or in part, at any time or from time to time on or after February 1, 2007 (an "Optional Redemption"), at the call price (expressed as a percentage of the principal amount being redeemed) specified below:

               If redeemed during the 12-month period:


                     Beginning February 1,          Call Price
                     ---------------------          ----------

                              2007                   104.180%
                              2008                   103.762
                              2009                   103.344
                              2010                   102.926
                              2011                   102.508
                              2012                   102.090
                              2013                   101.672
                              2014                   101.254
                              2015                   100.836
                              2016                   100.418
and thereafter at 100% of the principal amount (each, a "Call Price"), plus in each case accrued and unpaid interest thereon to the date of redemption.

               Any redemption pursuant to the preceding paragraph will be made upon not less than 30 days' nor more than 60 days' notice, at the Call Price, plus any accrued and unpaid interest to the date of such redemption. If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each of its direct participants to be redeemed in accordance with its procedures.

               In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

               In case an Event of Default shall have occurred and be continuing, the principal of all of the Debentures may be declared (and upon such declaration shall become) due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture, including the subordination provisions thereof.

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of any series at the time outstanding affected thereby, as specified in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debt Securities; provided, however, that no such supplemental indenture shall among other things, without the consent of the holders of each Debt Security then outstanding and affected thereby (i) extend the fixed maturity of any Debt Securities of any series, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Debt Securities payable in any coin or currency other than that provided in the Debt Securities, or impair or affect the right of any holder of Debt Securities to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture; provided, further, that if the Debt Securities of such series are held by a PXRE Trust or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable Trust shall have consented to such supplemental indenture; provided further, that if the consent of the Securityholder of each outstanding Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable PXRE Trust shall have consented to such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debt Securities of a series at the time outstanding affected thereby as provided in the Indenture, on behalf of all of the holders of the Debt

Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

               No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

               The Company shall have the right, subject to certain conditions, at any time during the term of the Debentures and from time to time to extend the interest payment period of the Debentures for up to 10 consecutive semiannual periods (each, an "Extension Period") as provided in the Indenture. Notwithstanding the foregoing, no Extension Period may extend beyond the maturity date of the Debentures. In the event that the Company exercises its right to extend an interest payment period, then during any Extension Period, subject to certain exceptions as provided in the Indenture, (i) the Company shall not declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock, or make any guarantee payments (other than payments on the Capital Securities Guarantee or the Common Securities Guarantee for the Trust) with respect to the foregoing and
(ii) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company that rank pari passu with or junior to the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the requirements contained in the Indenture.

               As provided in the Indenture and subject to certain limitations herein and therein set forth, this Debenture is transferable by the registered holder hereof on the Debt Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York or in Newark, New Jersey accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

               Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and the Debt Security registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Debt Security registrar shall be affected by any notice to the contrary.

               No recourse shall be had for the payment of the principal of, the premium, if any, on or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

               The Debentures of this series are issuable only in registered form without coupons. A Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

               [IF THIS DEBENTURE IS AN INITIAL DEBENTURE INSERT -- The Debentures of this series are issuable only in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. The Debentures of this series may be transferred only in blocks having an aggregate principal amount of not less than $100,000. Any transfer of Debentures of this series in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any transferee of Debentures of this series having an aggregate principal amount of less than $100,000 shall be deemed not to be the holder of such Debentures for any purpose, including, but not limited to, the receipt of payments on such Debentures, and such transferee shall be deemed to have no interest whatsoever in such Debentures.]


               All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                                   ARTICLE VII

                                  MISCELLANEOUS

               SECTION 7.1

               The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

               SECTION 7.2

               The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

               SECTION 7.3

               This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflict of laws principles thereof.

               SECTION 7.4

               In case any one or more of the provisions contained in this First Supplemental Indenture or in a series of Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of such series of the Debentures, but this First Supplemental Indenture and such series of the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

               This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument, and all signatures need not appear on any one counterpart.

               IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first above written.

                                        PXRE CORPORATION


                                        By: /s/ Gerald L. Radke
                                           -------------------------------
                                           Name:  Gerald L. Radke
                                           Title: President


                                        FIRST UNION NATIONAL BANK, as Trustee


                                        By: /s/ Rick Barnes
                                           -------------------------------
                                           Name:  Rick Barnes
                                           Title: Assistant Vice President